EXHIBIT 21.01


                           SUBSIDIARIES OF REGISTRANT

                                                       STATE OF INCORPORATION
NAME OF SUBSIDIARY                                        OR ORGANIZATION
------------------                                        ---------------

FFCA Acquisition Corporation                                  Delaware
FFCA Institutional Advisors, Inc.                             Delaware
FFCA Secured Assets Corporation                               Delaware
FFCA Residual Interest Corporation                            Delaware
FFCA Secured Lending Corporation                              Delaware
FFCA Capital Holding Corporation                              Delaware